EXHIBIT 99.1

Contact:    Damon Elder
Spotlight Marketing Communications
(949) 427-5172 ext. 702
damon@spotlightmarcom.com

Griffin-American Healthcare REIT III Reports
Second Quarter 2018 Results

IRVINE, Calif. (Aug. 16, 2018) – Griffin-American Healthcare REIT III, Inc. today announced operating results for the company’s second quarter ended June 30, 2018.

“Griffin-American Healthcare REIT III continued to perform well during the second quarter, with high occupancy throughout our portfolio, impressive weighted average remaining lease term of 8.6 years and moderate leverage1 of just 39 percent,” said Jeff Hanson, chairman and chief executive officer. “Our $3 billion2 international portfolio of 210 healthcare properties and real estate-related investments is mature and its strong performance underscores the expertise and professionalism of our acquisition and asset management teams.”

Second Quarter 2018 Highlights

•
As of June 30, 2018, the company’s non-RIDEA[3] property portfolio achieved a leased percentage of 92.4 percent and weighted average remaining lease term of 8.6 years, while the company’s portfolio of senior housing - RIDEA facilities and integrated senior health campuses achieved a leased percentage of 84.9 percent and 84.5 percent, respectively. Portfolio leverage[1] was approximately 39 percent.

•
Modified funds from operations, as defined by the Institute for Portfolio Alternatives, or the IPA, attributable to controlling interest, or MFFO, equaled $23.9 million for the quarter ended June 30, 2018, representing a year-over-year decline of approximately 4.1 percent compared to $24.9 million during the second quarter 2017. The variance in MFFO is largely due to a write-off of unamortized loan fees related to a line of credit modification at the company’s Trilogy Healthcare Services affiliate in the second quarter of 2018. (Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO.)

•
Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $21.9 million during the second quarter 2018, as compared to $26.7 million during the second quarter 2017, representing a year-over-year decline of approximately 18.1 percent. The quarterly year-over-year decline in FFO is largely due to fluctuations in foreign currency exchange rates, which may not be reflective of ongoing operations. (Please see financial reconciliation tables and notes at the end of this release for more information regarding FFO.)

•	Net income during the second quarter 2018 was $682,000, compared to net income of $1.5 million during the second quarter 2017, a decline of approximately 55.2 percent.

•
Net operating income, or NOI, totaled $53.2 million for the quarter ended June 30, 2018, an increase of approximately 1.6 percent over second quarter 2017 NOI of $52.4 million. (Please see financial reconciliation tables and notes at the end of this release for more information regarding NOI and net income.)

•	The company declared and paid daily distributions equal to an annualized rate of $0.60 per share to stockholders of record from April 1 to June 30, 2018.
___________

[1]
Total debt divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

[2]	Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of June 30, 2018.

[3]	The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a “RIDEA” structure.

FINANCIAL TABLES AND NOTES FOLLOW

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2018 and December 31, 2017
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Real estate investments, net	$2,151,700,000	$2,163,258,000
Real estate notes receivable and debt security investment, net	99,198,000	97,988,000
Cash and cash equivalents	33,805,000	33,656,000
Accounts and other receivables, net	118,105,000	117,188,000
Restricted cash	29,985,000	30,487,000
Real estate deposits	3,110,000	3,261,000
Identified intangible assets, net	174,639,000	180,308,000
Goodwill	75,309,000	75,309,000
Other assets, net	110,836,000	99,020,000
Total assets	$2,796,687,000	$2,800,475,000

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans payable, net	$610,789,000	$613,558,000
Lines of credit and term loans	674,277,000	624,125,000
Accounts payable and accrued liabilities	125,375,000	124,503,000
Accounts payable due to affiliates	1,968,000	2,057,000
Identified intangible liabilities, net	1,299,000	1,568,000
Capital lease obligations	16,832,000	16,193,000
Security deposits, prepaid rent and other liabilities	40,567,000	39,461,000
Total liabilities	1,471,107,000	1,421,465,000

Commitments and contingencies

Redeemable noncontrolling interests	33,199,000	32,435,000

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value per share; 1,000,000,000 shares authorized; 198,864,815 and 199,343,234 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1,988,000	1,993,000
Additional paid-in capital	1,781,514,000	1,785,872,000
Accumulated deficit	(649,551,000)	(598,044,000)
Accumulated other comprehensive loss	(2,209,000)	(1,971,000)
Total stockholders’ equity	1,131,742,000	1,187,850,000
Noncontrolling interests	160,639,000	158,725,000
Total equity	1,292,381,000	1,346,575,000
Total liabilities, redeemable noncontrolling interests and equity	$2,796,687,000	$2,800,475,000

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Three and Six Months Ended June 30, 2018 and 2017
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Resident fees and services	$247,582,000	$226,479,000	$492,975,000	$451,532,000
Real estate revenue	32,681,000	32,094,000	65,180,000	63,442,000
Total revenues	280,263,000	258,573,000	558,155,000	514,974,000
Expenses:
Property operating expenses	218,271,000	197,953,000	435,630,000	397,052,000
Rental expenses	8,747,000	8,231,000	17,687,000	16,626,000
General and administrative	6,622,000	7,509,000	13,010,000	15,372,000
Acquisition related expenses	214,000	143,000	(555,000)	461,000
Depreciation and amortization	22,682,000	31,041,000	46,374,000	60,863,000
Total expenses	256,536,000	244,877,000	512,146,000	490,374,000
Other income (expense):
Interest expense:
Interest expense (including amortization of deferred financing costs, debt discount/premium and loss on debt extinguishment)	(16,479,000)	(15,988,000)	(31,831,000)	(30,583,000)
(Loss) gain in fair value of derivative financial instruments	(487,000)	(233,000)	(377,000)	103,000
Gain on dispositions of real estate investments	—	3,606,000	—	3,379,000
Impairment of real estate investments	(2,542,000)	(914,000)	(2,542,000)	(4,883,000)
Loss from unconsolidated entity	(1,458,000)	(1,212,000)	(2,535,000)	(2,174,000)
Foreign currency (loss) gain	(2,829,000)	1,800,000	(1,033,000)	2,313,000
Other income	224,000	203,000	519,000	463,000
Income (loss) before income taxes	156,000	958,000	8,210,000	(6,782,000)
Income tax benefit	526,000	565,000	897,000	778,000
Net income (loss)	682,000	1,523,000	9,107,000	(6,004,000)
Less: net (income) loss attributable to noncontrolling interests	(740,000)	1,867,000	(1,012,000)	5,875,000
Net (loss) income attributable to controlling interest	$(58,000)	$3,390,000	$8,095,000	$(129,000)
Net income per common share attributable to controlling interest — basic and diluted	$—	$0.02	$0.04	$—
Weighted average number of common shares outstanding — basic and diluted	200,202,193	197,845,193	200,274,238	197,374,156
Distributions declared per common share	$0.15	$0.15	$0.30	$0.30

Net income (loss)	$682,000	$1,523,000	$9,107,000	$(6,004,000)
Other comprehensive (loss) income:
Foreign currency translation adjustments	(684,000)	480,000	(238,000)	622,000
Total other comprehensive (loss) income	(684,000)	480,000	(238,000)	622,000
Comprehensive (loss) income	(2,000)	2,003,000	8,869,000	(5,382,000)
Less: comprehensive (income) loss attributable to noncontrolling interests	(740,000)	1,867,000	(1,012,000)	5,875,000
Comprehensive (loss) income attributable to controlling interest	$(742,000)	$3,870,000	$7,857,000	$493,000

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
NET OPERATING INCOME RECONCILIATION
For the Three Months Ended June 30, 2018 and 2017

NOI is a non-GAAP financial measure that is not computed in accordance with accounting principles generally accepted in the United States of America, or GAAP, that is defined as net income or loss, computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense, gain or loss on dispositions, impairment of real estate investments, gain or loss from unconsolidated entity, foreign currency gain or loss, other income and income tax benefit or expense. Acquisition fees and expenses are paid in cash by us, and we have not set aside cash on hand to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore, if there is no further cash on hand to fund future acquisition fees and expenses, such fees and expenses will need to be paid from additional debt. As a result, the amount of proceeds available for investment, operations and non-operating expenses would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from cash on hand. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

NOI is not equivalent to our net income (loss) as determined under GAAP and may not be a useful measure in measuring operational income or cash flows. Furthermore, NOI is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. Investors are also cautioned that NOI should only be used to assess our operational performance in periods in which we have not incurred or accrued any acquisition related expenses.

We believe that NOI is an appropriate supplemental performance measure to reflect the operating performance of our operating assets because NOI excludes certain items that are not associated with the management of the properties. We believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

To facilitate understanding of this financial measure, the following is a reconciliation of net income, which is the most directly comparable GAAP financial measure, to NOI for the three months ended June 30, 2018 and 2017:

	Three Months Ended June 30,
	2018	2017
Net income	$682,000	$1,523,000
General and administrative	6,622,000	7,509,000
Acquisition related expenses	214,000	143,000
Depreciation and amortization	22,682,000	31,041,000
Interest expense	16,966,000	16,221,000
Gain on dispositions of real estate investments	—	(3,606,000)
Impairment of real estate investments	2,542,000	914,000
Loss from unconsolidated entity	1,458,000	1,212,000
Foreign currency loss (gain)	2,829,000	(1,800,000)
Other income	(224,000)	(203,000)
Income tax benefit	(526,000)	(565,000)
Net operating income	$53,245,000	$52,389,000

GRIFFIN-AMERICAN HEALTHCARE REIT III, INC.
FFO AND MFFO RECONCILIATION
For the Three Months Ended June 30, 2018 and 2017
Due to certain unique operating characteristics of real estate companies, NAREIT, an industry trade group, has promulgated a measure known as funds from operations, a non-GAAP measure, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a real estate investment trust, or REIT. The use of funds from operations is recommended by the REIT industry as a supplemental performance measure, and our management uses FFO to evaluate our performance over time. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on funds from operations approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines funds from operations as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which is the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, we believe it is appropriate to exclude impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions, which can change over time. Testing for an impairment of an asset is a continuous process and is analyzed on a quarterly basis. If certain impairment indications exist in an asset, and if the asset’s carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset, an impairment charge would be recognized. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a further understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, which may not be immediately apparent from net income (loss).

However, FFO and MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, as items that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We have used the proceeds raised in our initial offering to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as modified funds from operations, which the IPA has recommended as a supplemental performance measure for publicly registered, non-listed REITs and which we believe to be another appropriate supplemental performance measure to reflect the operating performance of a publicly registered, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes expensed acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering stage has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering stage and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering stage has been completed and properties have been acquired, as it excludes expensed acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines modified funds from operations as funds from operations further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to deferred rent and amortization of above- and below-market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to closer to an expected to be received cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect modified funds from operations on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. We are responsible for managing interest rate, hedge and foreign exchange risk, and we do not rely on another party to manage such risk. In as much as interest rate hedges will not be a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are based on market fluctuations and may not be directly related or attributable to our operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses (which include gains or losses on contingent consideration), amortization of above- and below-market leases, amortization of loan and closing costs, change in deferred rent, gains or losses from the early extinguishment of debt, fair value adjustments of derivative financial instruments, gains or losses on foreign currency transactions and the adjustments of such items related to unconsolidated properties and noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the three months ended June 30, 2018 and 2017. Acquisition fees and expenses are paid in cash by us, and we have not set aside cash on hand to be used to fund acquisition fees and expenses. The purchase of real estate and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate operating revenues and cash flows to make distributions to our stockholders. However, we do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent redeployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses are not reimbursed by our advisor or its affiliates and third parties, and therefore if there is no further cash on hand to fund future acquisition fees and expenses, such fees and expenses will need to be paid from additional debt. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, we may pay acquisition fees or reimburse acquisition expenses due to our advisor and its affiliates, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties or ancillary cash flows. As a result, the amount of proceeds from borrowings available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from cash on hand.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence, that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our initial offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate funds from operations and modified funds from operations the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO.

Neither the United States Securities and Exchange Commission, or SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

To facilitate understanding of this financial measure, the following is a reconciliation of net income, which is the most directly comparable GAAP financial measure, to FFO and MFFO for the three months ended June 30, 2018 and 2017:

	Three Months Ended June 30,
	2018	2017
Net income	$682,000	$1,523,000
Add:
Depreciation and amortization — consolidated properties	22,682,000	31,041,000
Depreciation and amortization — unconsolidated properties	289,000	261,000
Impairment of real estate investments	2,542,000	914,000
Net (income) loss attributable to redeemable noncontrolling interests and noncontrolling interests	(740,000)	1,867,000
Less:
Gain on dispositions of real estate investments	—	(3,606,000)
Depreciation, amortization, impairment and gain on dispositions related to redeemable noncontrolling interests and noncontrolling interests	(3,554,000)	(5,273,000)
FFO attributable to controlling interest	$21,901,000	$26,727,000

Acquisition related expenses(1)	$214,000	$143,000
Amortization of above- and below-market leases(2)	88,000	186,000
Amortization of loan and closing costs(3)	62,000	54,000
Change in deferred rent(4)	(1,686,000)	(1,462,000)
Loss on extinguishment of mortgage loan payable(5)	—	1,432,000
Loss in fair value of derivative financial instruments(6)	487,000	233,000
Foreign currency loss (gain)(7)	2,829,000	(1,800,000)
Adjustments for unconsolidated properties(8)	416,000	460,000
Adjustments for redeemable noncontrolling interests and noncontrolling interests(8)	(419,000)	(1,054,000)
MFFO attributable to controlling interest	$23,892,000	$24,919,000
Weighted average common shares outstanding — basic and diluted	200,202,193	197,845,193
Net income per common share — basic and diluted	$—	$0.01
FFO attributable to controlling interest per common share — basic and diluted	$0.11	$0.14
MFFO attributable to controlling interest per common share — basic and diluted	$0.12	$0.13
___________

(1)
In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)
Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3)
Under GAAP, direct loan and closing costs are amortized over the term of our notes receivable and debt security investment as an adjustment to the yield on our notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under our notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.

(4)
Under GAAP, rental revenue or rental expense is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

(5)
The loss associated with the early extinguishment of debt includes the write-off of unamortized deferred financing fees, as well as expenses, penalties or other fees incurred. We believe that adjusting for such non-recurring losses provides useful supplemental information because such charges (or losses) may not be reflective of on-going transactions and operations and is consistent with management’s analysis of our operating performance.

(6)
Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(7)	We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

(8)
Includes all adjustments to eliminate the unconsolidated properties’ share or redeemable noncontrolling interests and noncontrolling interests’ share, as applicable, of the adjustments described in notes (1) – (7) above to convert our FFO to MFFO.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2014, and intends to continue to qualify to be taxed as a REIT. Griffin-American Healthcare REIT III invests in a diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. The REIT is co-sponsored by American Healthcare Investors, LLC and Griffin Capital Company, LLC. For more information regarding Griffin-American Healthcare REIT III, please visit www.HealthcareREIT3.com.

About American Healthcare Investors, LLC
American Healthcare Investors is an investment management firm that specializes in the acquisition and management of healthcare-related real estate. One of the world’s largest managers of healthcare real estate, the company oversees an approximately 31 million-square-foot portfolio valued at approximately $8.9 billion, based on aggregate purchase price, on behalf of multiple investment programs that include thousands of individual and institutional investors. As of June 30, 2018, this international portfolio includes approximately 600 buildings comprised of medical office buildings, hospitals, senior housing, skilled nursing facilities and integrated senior health campuses located throughout the United States and the United Kingdom. The company and its principals have completed approximately $26 billion in aggregate acquisition and disposition transactions, approximately $16 billion of which have been healthcare-related. American Healthcare Investors is committed to providing investors with access to the potential benefits that healthcare-related real estate ownership can provide. For more information regarding American Healthcare Investors, please visit www.AmericanHealthcareInvestors.com.

About Griffin Capital Company, LLC
Griffin Capital Company, LLC (“Griffin Capital”) is a leading alternative investment asset manager with approximately $10.5 billion* in assets under management. Founded in 1995, the privately-held firm is led by a seasoned team of senior executives with more than two decades of investment and real estate experience and who collectively have executed more than 650 transactions valued in excess of $22 billion. The firm manages, sponsors or co-sponsors a suite of carefully curated, institutional quality investment solutions distributed by Griffin Capital Securities, LLC to retail investors through a community of partners, including independent and insurance broker-dealers, wirehouses, registered investment advisory firms and the financial advisors who work with these enterprises. Additional information about Griffin Capital is available at www.griffincapital.com.
*Includes the property information related to interests held in certain joint ventures. As of June 30, 2018.

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including statements with respect to our current portfolio, our occupancy, weighted average lease term, and portfolio leverage. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition; uncertainties relating to the strength and financial condition of our current and future real estate investments and their tenants; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation and tax reform; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the SEC. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.

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